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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement File Nos. 333-77247, 333-77249, 333-77591 of Lakes Gaming, Inc. on Form S-8 of our report dated September 10, 2002, appearing in this Annual Report on Form 10-K of Lakes Gaming, Inc. for the year ended December 30, 2001.



Deloitte & Touche LLP
Minneapolis, Minnesota
September 10, 2002